EXHIBIT 99.30(n)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 24, 2023, with respect to the financial statements of the sub-accounts that comprise Minnesota Life Variable Universal Life Account of Minnesota Life Insurance Company, incorporated herein by reference and to the reference to our firm under the heading “Financial Statements” in the Registration Statement.

/s/ KPMG LLP

Minneapolis, Minnesota

August 29, 2023

Consent of Independent Auditors

We consent to the use of our report dated March 28, 2023, with respect to the financial statements and supplementary schedules of Minnesota Life Insurance Company incorporated herein by reference and to the reference to our firm under the heading “Financial Statements” in the Registration Statement.

/s/ KPMG LLP

Minneapolis, Minnesota

August 29, 2023